SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 14, 2001

NETWORKS ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20558	77-0316593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3965 Freedom Circle
Santa Clara, California 95054

(Address of principal executive offices)

(408) 988-3832

(Registrant’s telephone number, including area code)

Item 5. Other Events

     On August 13, 2001, Networks Associates, Inc., a Delaware corporation and the registrant herein, issued a press release announcing that it has priced $300 million aggregate principal amount of its 5.25% Convertible Subordinated Notes due 2006 (excluding up to an additional $45 million that may be issued upon the exercise of an option to the initial purchaser). A copy of the press release containing the announcement is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits

(a)	Exhibits:

99.1	Press Release dated August 13, 2001.

INDEX TO EXHIBIT

Exhibit
Number	Description
99.1	Press Release Dated August 13, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORKS ASSOCIATES, INC.

Dated:	August 14, 2001	By: /s/ STEPHEN C. RICHARDS

Name: Stephen C. Richards Title: Executive Vice President and Chief Financial Officer